As filed with the Securities and Exchange Commission on April 14, 1997
                                                Registration No.


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------

                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           -----------------------

                            Vari-L Company, Inc.
           (Exact name of registrant as specified in its charter)

        Colorado                             06-0679347
(State or other jurisdiction of (I.R.S. Employer Identification No.)
 incorporation or organization)

                           11101 East 51st Avenue
                           Denver, Colorado 80239
                               (303) 371-1560
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                               JOSEPH H. KISER
                            Chairman of the Board
                            Vari-L Company, Inc.
                           11101 East 51st Avenue
                           Denver, Colorado 80239
                               (303)371-1560
             (Address, including zip code, and telephone number,
           including area code, of registrant's agent for service)
                            ---------------------
                               With copies to:

                           S. LEE TERRY, JR., Esq.
                            Gorsuch Kirgis L.L.C.
                        1401 17th Street, Suite 1100
                           Denver, Colorado  80202
                               (303) 299-8900

                            ---------------------

      Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective when warranted by market conditions and other factors.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
[X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE

                             Proposed
Title of Each                 Maximum     Proposed
Class of                     Offering      Maximum
Securities        Amount       Price      Aggregate    Amount of
to be              to be        per       Offering   Registration
Registered      Registered   Share(1)     Price(11)       Fee

Common Stock,
$.01 par value
per share       1,943,900    $8.50      $16,523,150   $5,007.02


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The price of $8.50 per share is the last sale price reported by The Nasdaq Stock Market on April 10, 1997.

      The Registrant hereby amends this Registration Statement on such dates or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED APRIL 14, 1997

                                                                [LOGO TO BE
                            VARI-L COMPANY, INC.                  INSERTED]

                               1,943,900 Shares
                                Common Stock
                               $0.01 Par Value


      This Prospectus relates to the offer and sale of 1,943,900 shares of common stock, par value $0.01 per share (the "Shares") of Vari-L Company, Inc. (the "Company") by certain debenture holders, warrant holders and shareholders of the Company (the "Selling Shareholders"). The Shares may be sold from time to time by the Selling Shareholders, through ordinary brokerage transactions in negotiated transactions or otherwise, at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices. See - "Selling Shareholders" and "Plan of Distribution."

      The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

      The Company's Common Stock, $0.01 par value per share (the "Common Stock") is traded on The Nasdaq Stock Market -- National Market System under the symbol "VARL." On April 10, 1997, the last reported sale price of the Company's Common Stock was $8.50.

                      THESE ARE SPECULATIVE SECURITIES.
               SUCH SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                             SEE "RISK FACTORS."


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.


      No person has been authorized to give any information or to make any representation other than those contained in the Prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                      ---------------------------------


               The date of this Prospectus is April 14, 1997.

                            AVAILABLE INFORMATION

      Vari-L Company, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement" ) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto or incorporated by reference therein. Such information, including exhibits and schedules to the Registration Statement incorporated by reference therein, can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C 20549. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. All such information may be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the
Commission: 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov/edgarhp.htm that contains reports, proxy and information statements and other information concerning registrants that file electronically with the Commission. The Common Stock is traded on the National Association of Securities Dealers, Inc., Automated Quotation System ("Nasdaq"). Information filed by the Company with Nasdaq may be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

      This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Copies of these documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Prospectus is delivered, on written or oral request, without charge, directed to David G. Sherman, President, Vari-L Company, Inc., 11101 East 51st Avenue, Denver, Colorado 80239, telephone number 303/371-1560.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference
(Commission File No. 0-23866):

      1. Annual Report on Form 10-KSB for the year ended December 31, 1996, filed March 31, 1997;

      2.  Form 8-A (Commission File No. 0-23866) filed April 20, 1994;

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein prior to the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      A copy of the documents incorporated by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in the information contained in this Prospectus), may be obtained upon request without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered upon the written or oral request of such person. Requests for such copies should be made to David G. Sherman, President, Vari-L Company, Inc., 11101 East 51st Avenue, Denver, Colorado 80239, telephone number 303/371-1560.
In addition, such materials filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov/edgarhp.htm.

                                 The Company

      Vari-L Company, Inc. (the "Company") designs, manufactures and markets a wide range of signal processing components and devices which are used in communications equipment and systems, such as cellular telephones and base stations, local area computer networks, and satellite communications equipment, as well as military and aerospace applications, such as advanced radar systems, missile guidance systems, and navigational systems. The Company sells its products primarily to original equipment manufacturers of communications systems.

      The Company was founded in 1953 in Stamford, Connecticut, relocated to Denver, Colorado in 1969, and reincorporated under Colorado law in 1985. The Company's manufacturing and corporate facilities are located at 11101 East 51st Avenue, Denver, Colorado 80239, and its telephone number is 303/371-1560.

      The Company's products are used in wireless communications equipment. Wireless communication is the transmission of voice and data signals through the air, without a physical connection, such as a metal wire or fiber-optic cable. Wireless communications systems currently in use include cellular telephones and base stations, wireless cable (LMDS), satellite communications, global positioning systems, local area networks, as well as radar systems, missile guidance systems and navigational systems. Communications systems currently in the development stage include personal communications systems and direct broadcast satellites. The Company's products are designed for use in all of these applications.


                                RISK FACTORS

      AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS,
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS WHEN EVALUATING AN INVESTMENT IN THE COMPANY.


      PRODUCT OBSOLESCENCE. The industry in which the Company competes, and the technologies for which the Company's products are designed, are subject to rapid technological changes. These rapid changes may result in product obsolescence or declining prices. Accordingly, the ability of the Company to remain competitive will depend in a large part upon its ability to innovate and generally keep abreast of technological changes, of which there can be no assurance.

      COMPETITION. The Company faces competition in the sale of virtually all of its products, including competition from major corporations with greater financial, technical, marketing and other resources than the Company. There can be no assurance that the Company will be able to remain competitive in the future.

      DEFENSE INDUSTRY DOWNSIZING: HISTORICAL DEPENDENCE ON GOVERNMENT CONTRACTS. World events have resulted in a decreased demand for defense-related products and a general downsizing of the American defense industry. This factor, along with federal budget constraints, is likely to have an adverse impact on the Company's ability to continue to attract and retain orders from defense contractors which, as a group, still account for a significant portion of the Company's business. While the Company has mitigated this risk by the addition of commercial business, there is no assurance that it will always to be able to do so.

      DEPENDENCE ON SUPPLIERS. The success of the business of the Company may depend in part upon the reliability of the Company's suppliers of subcomponents and raw materials. The Company is subject to the risks of shortages and delays in delivery of subcomponents and such materials. There can be no assurance that the Company will continue to be able to locate reliable secondary sources of these subcomponents and materials.

      DEPENDENCE ON KEY MANAGEMENT AND EMPLOYEES. The Company is highly dependent upon the efforts of its management for its success. The loss of the services of one or more of its key officers, particularly Joseph H. Kiser, Chairman of the Board and Chief Scientific Officer and David G. Sherman, President and Chief Executive Officer, could have a material adverse effect on the Company's business. The Company maintains "key man" life insurance on the lives of Messrs. Kiser and Sherman, each of whom has an employment agreement with the Company. The success of the Company also depends upon the Company's ability to attract and retain other qualified personnel, particularly technical personnel for research and development, of which there can be no assurance.

      PRICE STABILITY. Competition provides constant downward pressure on the prices of the components sold by the Company in the commercial marketplace. The Company's sales to defense-related contractors and manufacturers have historically occurred in a relatively stable price environment. Moreover, political pressures on defense spending may adversely affect prices and profit margins in that market comparable to those already present in the commercial market. While the Company believes that its ongoing expansion into high volume, low-cost production capabilities will permit it to respond successfully to these price pressures, there can be no assurance that it will do so.

      LIMITED PATENT PROTECTION. The Company's success is dependent upon its proprietary technology. Currently, only some of the Company's products are protected by patents. The Company relies on confidentiality and non-disclosure agreements and on trade secret laws to protect its unpatented technology. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary technology or that the protection afforded by trade secret laws will adequately protect the Company. Although the Company believes that its products and technology do not infringe on any existing proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future.

      RELIANCE ON KEY CUSTOMERS. While the Company sold its products to over 450 separate companies or divisions of companies in 1996, the Company relies on certain key customers, defense programs, and commercial programs throughout periods of the year. No single customer represented more than 11% of total sales in 1996. Nevertheless, the loss of certain key customers could materially and adversely affect the Company.

      POSSIBLE PRICE VOLATILITY. The market price of the Common Stock may be significantly affected by factors such as announcements of new products by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in the electronic components industry in general. Market prices may also be affected by movements in prices of securities in general. Although the Common Stock is traded on the Nasdaq Stock Market, there is no assurance that it will remain eligible to be included on Nasdaq.


                               USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares of Common Stock by the Selling Shareholders. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker-dealers through whom they sell any of the Shares.


                            SELLING SHAREHOLDERS

      The following table sets forth certain information regarding the Selling Shareholders and the Shares offered by the Selling Shareholders pursuant to this Prospectus. None of the Selling Shareholders within the past three years has had any material relationship with the Company or any of its affiliates except as described below.


                                                     Shares to be
                                                     Beneficially
                               No. of     No. of       Owned on
                               Shares     Shares      Completion
Name of                     Beneficially   Being        of the
Selling Shareholder             Owned     Offered      Offering

                                                   Number % of Class
Millenco LP(1)(2)(3)          369,780    369,780(4)       0        0
Newark Sales(1)(2)(3)         110,934    110,934(4)       0        0
Sales Link(1)(2)(3)           443,736    443,736(4)       0        0
Rita Folger(1)(2)(3)           36,978     36,978(4)       0        0
Carla Stuart(1)(2)(3)          36,978     36,978(4)       0        0
Ace Foundation(1)(2)(3)       110,934    110,934(4)       0        0
Julie Nordlicht(1)(2)(3)      369,780    369,780(4)       0        0
Mark Nordlicht(1)(2)(3)       147,912    147,912(4)       0        0
Broadway Partners(1)(2)(3)    110,934    110,934(4)       0        0
Robert Cohen(1)(2)(3)          55,467     55,467(4)       0        0
Ellen Cohen(1)(2)(3)           18,489     18,489(4)       0        0
Lenore Katz(1)(2)(3)           18,489     18,489(4)       0        0
Jeff Rubin(1)(2)(3)            18,489     18,489(4)       0        0
Eugene L. Neidiger              5,470      5,470(5)       0        0
Charles C. Bruner              10,470      5,470(5)   5,000        *
J. Henry Morgan                 4,800      2,000(5)   2,800        *
Robert L. Parrish              17,944      2,250(5)  15,694        *
Anthony B. Petrelli             7,908      5,470(5)   2,438        *
John J. Turk, Jr.               2,110        610(5)   1,500        *
Regina L. Neidiger              1,690      1,690(5)       0        0
George L. McCaffrey             2,970      2,970(5)       0        0
Michael P. McCaffrey            2,970      2,970(5)       0        0
Joseph H. Kiser               739,688     50,000(6) 639,688    15.8%
Neidiger/Tucker/Bruner,
 Inc.                       16,100(8)     16,100(7)    0(8)     0(8)


*     Less than one percent

(1) The number of Shares beneficially owned consists of (i) Shares issuable upon conversion of Debentures and exercise of Warrants purchased from the Company pursuant to the Securities Purchase Agreement (as defined below), and (ii) Shares issuable upon such conversion and exercise upon the exercise of options to purchase additional Debentures and Warrants in an amount up to 50% of the amount of the Debentures and Warrants already purchased (the "Options") for a period of 150 days from March 4, 1997.

(2) For the last 30 days of the 150 day option period, exercise of the Options is subject to the prior sale by NTB of the Debentures and Warrants issuable upon exercise of the Options.

(3)   The Options are transferable among the holders of such Options.

(4) The Debentures are convertible into shares of Common Stock at the lower of (i) $9.50 per share or (ii) 84% of the average closing bid price of the Company's Common Stock on Nasdaq for the 10 trading days preceding the conversion notice date. The number of shares underlying the Debentures (including the Debentures to be received upon exercise of the Options) that are being registered herein was calculated using 84% of the closing bid price of a share of the Company's Common Stock on April 7, 1997, or $6.825.

(5) Shares issuable upon exercise of Agent's Warrants (as defined below) paid to NTB as part of its compensation for acting as placement agent for the private offering and subsequently assigned by NTB to the individuals named.

(6) Includes options to purchase 218,750 shares and 247,863 shares beneficially owned by Mr. Kiser as the result of certain trust arrangements.

(7) If all of the Options are exercised, NTB or its assigns will receive an additional 16,100 Agent's Warrants.

(8) Excludes any shares that may be owned by NTB from time to time in its capacity as a market maker for the Common Stock on Nasdaq.

--------------------------


      Joseph H. Kiser is the Chairman of the Board and the Chief Scientific Officer of the Company. Neidiger, Tucker, Bruner, Inc. ("NTB"), a registered broker-dealer, acted as the Company's underwriter in its initial public offering in 1994 and recently acted as Selling Agent in a private offering of securities of the Company which is described below. Prior to the private offering and other than NTB and Joseph H. Kiser, the Company has had no relationship with the Selling Shareholders.

      On March 4, 1997, Millenco LP, Newark Sales, Sales Link, Rita Folger, Carla Stuart, Ace Foundation, Julie Nordlicht, Mark Nordlicht, Broadway Partners, Robert Cohen, Ellen Cohen, Lenore Katz and Jeff Rubin (collectively, the "Purchasers") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with the Company which provided for the sale by the Company to the Purchasers of up to $7,500,000 in subordinated debentures convertible into shares of Common Stock (the "Debentures") and 750,000 warrants to purchase shares of the Common Stock (the "Warrants"). To date, $5,000,000 of Debentures and 500,000 warrants have been sold. The Purchasers have the option for a period of 150 days from the date of the Agreement to purchase up to an additional 50% of the amount of their original purchases of Debentures and Warrants (the "Options"). For the last 30 days of the 150 day period, NTB may sell the Debentures and Warrants underlying any unexercised portion of the Options to third parties. Subject to the restrictions discussed below, the Debentures are convertible into Common Stock at the option of the holder at the lower of (i) $9.50 per share, or (ii) 84% of the average closing bid price on Nasdaq for the ten trading days prior to the date that the Company receives a notice of conversion. Debentures bear interest at the rate of 7% per annum until the first to occur of four years from the date of issuance or conversion. If the conversion price of a Debenture for which conversion is requested is $8 per share or less on the applicable conversion date, the Company has the option to decline to convert the Debenture and instead redeem the Debenture by payment of 116% of the principal amount plus accrued interest. Repayment of the principal and interest of the Debentures is subordinated to the Company's secured debt in favor of banks, savings and loan associations, institutions or other asset-based lenders, in an amount up to $25,000,000, irrespective of whether such debt is currently owed or is incurred in the future. Subject to the restrictions described below, Warrants may be exercised by the holders for three years at an exercise price of $9.50. Warrants may not be redeemed by the Company.

      Under the Securities Purchase Agreement, the Purchasers were entitled to demand registration of the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants under the Securities Purchase Agreement and have exercised their rights for the Shares being registered herein. The Company will seek such shareholder approval at the next annual meeting of the Company's shareholders scheduled for June 20, 1997. Until shareholder approval of the Securities Purchase Agreement and the transactions thereunder is obtained (i) the Debentures are convertible into a maximum aggregate of 765,367 shares of Common Stock on a first-converted basis, and (ii) the Warrants are not exercisable. If shareholder approval of the transaction has not been obtained by March 4, 1998, or if this Registration Statement is not declared effective by that time, any Debentures or portions thereof which have not been converted to Common Stock shall be redeemed by the Company for cash equal to 115% of the principal amount of the Debenture plus accrued interest.

      Mr. Kiser is registering for sale 50,000 of the 104,095 Shares he acquired upon his exercise of certain nonqualified stock options on July 24, 1996. Mr. Kiser plans to sell all or a portion of the registered Shares to recover the exercise price and the taxes paid upon exercise of these stock options. The Company has agreed to let Mr. Kiser "piggyback" his Shares on the registration of the shares underlying the Debentures and the Warrants because he was unable to sell enough shares in the market in 1996 to pay these costs of exercise.

      For acting as the Selling Agent for the placement of the Debentures and the Warrants pursuant to the Securities Purchase Agreement, NTB received a commission of 5% of the amount sold in the offering and 28,900 Agent's Warrants as additional compensation. NTB will receive an additional 16,200 Agent's Warrants if the Options are exercised. The Agent's Warrants have the same terms as the Warrants except that (i) the exercise price is the same as the conversion price of the Debentures (rather than the exercise price of the Warrants), (ii) the Agent's Warrants have a term of five years (rather than the three-year term of the Warrants), and (iii) the Agent's Warrants carry unlimited piggyback registration rights (rather than the demand registration rights of the Warrants and the Debentures). The Shares underlying the Agent's Warrants (including any additional Agent's Warrants issuable upon exercise of Options) are being registered hereunder pursuant to the exercise of such piggyback registration rights.


                            PLAN OF DISTRIBUTION

      All of the Shares offered hereby are being sold by the Selling Shareholders. The Shares will be offered by the Selling Shareholders from time to time (i) at market prices prevailing on the Nasdaq National Market System at the time of offer and sale, at prices related to such prevailing market prices, (ii) in negotiated transactions, or (iii) a combination of such methods of sale. The Selling Shareholders may effect such transactions by offering and selling the Shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom the Selling Shareholders may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act") and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      The Company has advised the Selling Shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act. The Company has also advised the Selling Shareholders that, in the event of a "distribution" of the Shares, the Selling Shareholders, any "affiliated purchasers," and any broker-dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 (the "Exchange Act") until his or its participation in that distribution is completed. A "distribution" is defined in Rule 10b-6(c)(5) as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." Rule 10b-6 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. The Company has also advised the Selling Shareholders that Rule 10b-7 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purposes of pegging, fixing or stabilizing the price of the Company's Common Stock in connection with this offering.

      While Mr. Kiser received the 50,000 Shares offered by him in this offering in a transaction registered under the Securities Act, in the absence of this registration statement he, like all executive officers, Directors and other "affiliates" of the Company, would be able to sell his Shares only subject to the limitations of Rule 144, promulgated under the Securities Act ("Rule 144"). In general, under Rule 144 as currently in effect, an "affiliate" of the Company or a person who has beneficially owned shares which are "restricted securities" as defined in Rule 144 for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent (1%) of the then outstanding shares of Common Stock of the Company, or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the Company is free to sell shares which are not "restricted securities," or "restricted securities" which have been held for at least two years, without regard to the limitations contained in Rule 144. Mr. Kiser's sales of the 50,000 Shares registered hereunder will not be subject to the foregoing restrictions.

      Under Section 16 of the Securities Exchange Act of 1934, Mr. Kiser and any other executive officer, Directors, and 10% or greater shareholders of the Company will be liable to the Company for any profit realized from any purchase and sale (or any sale and purchase) of Common Stock within a period of less than six months.

TRANSFER AGENT AND REGISTRAR

      The Transfer Agent and Registrar for the shares of Common Stock is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, #444, Denver, Colorado, 80202.


                                LEGAL MATTERS

      The validity of the securities to be offered hereby will be passed upon for the Company by Gorsuch Kirgis L.L.C., Denver, Colorado, counsel for the Company.


                                   EXPERTS

      The financial statements of Vari-L Company, Inc. as of December 31, 1996 and 1995 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Haugen, Springer & Co., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                        INDEMNIFICATION OF DIRECTORS

          The Securities Purchase Agreement provides that the Company and its officers, Directors, and controlling shareholders are indemnified against losses arising out of any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the registration statement or prospectus, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission is contained in any information or affidavit a Selling Shareholder furnished to the Company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered are as follows:


      Securities and Exchange Commission Filing Fee  $ 5,007
      State Securities Laws (Blue Sky) Fees and
         Expenses                                        200
      Printing and Mailing Costs and Fees              1,000
      Legal Fees and Costs                             25,00
      Accounting Fees and Costs                        2,500
      Miscellaneous                                    1,293
                                                     -------

                                               TOTAL $35,000


All fees and expenses are estimated except for the filing fee paid to the Commission.

The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker-dealers through whom they sell any of the Shares.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The only statute, bylaw, contract or arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any matter against liability which he may incur in his capacity as such, is as follows:

      Paragraph 2 of Article X of the Restated Articles of Incorporation with Amendments of the Company includes the following provision:

          The Board of Directors of the Corporation shall have every power and duty of indemnification of directors, officers, employees and agents, without limitation, provided by the laws of the State of Colorado.

      Section 7-109-101 of the Colorado Business Corporation Act provides that each corporation shall have the following powers using the following definitions:

      "As used in this article:

      (a) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (b) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties of the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

      (c) "Expenses" includes counsel fees.

      (d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

      (e) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

      (f) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

      7-109-102.  AUTHORITY TO INDEMNIFY DIRECTORS.

      (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a)   The person conducted himself or herself in good faith; and

          (b)   The person reasonably believed:

                (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

                (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

      (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed of be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

      (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

      (4) A corporation may not indemnify a director under this section.

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

      (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      7-109-103. MANDATORY INDEMNIFICATION OF DIRECTORS. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

      7-109-104.  ADVANCE OF EXPENSES TO DIRECTORS.

      (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

      (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

      (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

      7-109-105.  COURT-ORDERED INDEMNIFICATION OF DIRECTORS.

      (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

      7-109-106.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF
DIRECTOR.

      (1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109104(1)(c) has been made.

      (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that the directors who are parties to the proceeding may participate in the designation of directors for the committee.

      (3) If a quorum cannot be obtained as contemplated in paragraph (a) of this subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph
(a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)   By the shareholders.

      (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

      7-109-107.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND
AGENTS.

      (1) Unless otherwise provided in the articles of incorporation;

          (a)   An officer is entitled to mandatory indemnification under
section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

      7-109-108. INSURANCE. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was servicing at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

      7-109-109.  LIMITATION OF INDEMNIFICATION OF DIRECTORS.

      (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

      (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

      7-109-110. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

      Section 7-108-402(2) of the Colorado Revised Statutes states as follows:

          No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such officer or director was personally involved in the situation giving rise to the litigation or unless such officer or director committed a criminal offense. The protection afforded in this section shall not restrict other common law protections and rights that an officer or director may have. This section shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director.

      Paragraph 3 of Article X of the Restated Articles of Incorporation with Amendments of the Company includes the following provision:

          The personal liability of any of the Corporation's directors to the Corporation or to its shareholders for monetary damages for breach of a fiduciary duty as a director is eliminated, except that this provision shall not eliminate the liability of the director to the Corporation or to its shareholders for monetary damages (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for acts specified in Section 7-5-114 of the Colorado Corporation Code; or (d) for any transaction from which the director derived an improper personal benefit.

          The Securities Purchase Agreement provides that the Company and its officers, directors, and controlling shareholders are indemnified against losses arising out of any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the registration statement or prospectus, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission is contained in any information or affidavit a Selling Shareholder furnished to the Company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16.  EXHIBITS.

Exhibit No.     Description

      3.1a      Restated Articles of Incorporation, as Amended, filed as
                Exhibit 4.1 to the Registrant's Form S-8 Registration Statement (No. 33-88666) and incorporated herein by reference

      3.1b Articles of Amendment to the Articles of Incorporation filed as Exhibit 3.1b to Registrant's Form 10-KSB for the year ended December 31, 1996 and incorporated herein by reference

      3.2 Restated Bylaws of the Company as adopted by its Board of Directors on November 4, 1992 filed as Exhibit 3.2 to the Registrant's Form SB-2 Registration Statement (No. 33-74704-D) and incorporated herein by reference

      4.1 Specimen Certificate for $.01 par value Common Stock of the Company filed as Exhibit 4.3 to the Registrant's Form SB-2 Registration Statement (No. 33-74704-D) and incorporated herein by reference

      4.2 Specimen Certificate for Warrant to Purchase Common Stock of the Company filed as Exhibit 4.4 to the Registrant's Form SB-2 Registration Statement (No. 33-74704-D) and incorporated herein by reference

      4.3 Rights Agreement with American Securities Transfer, Inc. dated March 15, 1996 filed as Exhibit 4.2 to Registrant's Form 8-A/A Registration Statement (No. 0-23866) and incorporated herein by reference

      4.4 Specimen Certificate for Right to Purchase $.01 par value Common Stock of the Company filed as Exhibit 4.3 to Registrant's Form 8-A/A Registration Statement (No. 0-23866) and incorporated herein by reference

      4.5 Securities Purchase Agreement between the Registrant and certain purchasers dated March 4, 1997

      4.6 Form of Convertible Subordinated Debenture issued to the Purchasers under the Securities Purchase Agreement dated March 4, 1997

      4.7 Form of Warrant to Purchase Common Stock issued to the Purchasers under the Securities Purchase Agreement dated March 4, 1997

      4.8 Form of Warrant to Purchase Common Stock issued to Neidiger, Tucker, Bruner, Inc. pursuant to the Securities Purchase Agreement dated March 4, 1997

      5         Opinion of Gorsuch Kirgis L.L.C.

      23.1      Consent of Haugen, Springer & Co.

      23.2 Consent of Gorsuch Kirgis L.L.C. contained in its opinion filed as Exhibit 5



ITEM 17.  UNDERTAKINGS.

          The undersigned Company hereby undertakes with respect to the securities being offered and sold in this offering:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) Include any additional or changed material information on the plan of distribution;

provided, however, that small business issuers do not need to give the statements in paragraphs (1)(a) and (1)(b) if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from the periodic reports filed by the small business issuer pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                 SIGNATURES

      In accordance with the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 11, 1997.

                                    VARI-L COMPANY, INC.


                                    By: /s/ DAVID G. SHERMAN
                                       David G. Sherman, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ JOSEPH H. KISER                          Date:  April 11, 1997
Joseph H. Kiser, Chairman of the Board,
Principal Executive Officer,
Chief Scientific Officer


/s/ DAVID G. SHERMAN                         Date:  April 11, 1997
David G. Sherman, President,
Chief Executive Officer,
Chief Financial Officer, Principal
Financial and Accounting Officer and
Director


/s/JON L. CLARK                              Date:  April 11, 1997

Jon L. Clark, Vice President of Finance and
Principal Accounting Officer


/s/ SARAH L. BOOHER                          Date:  April 11, 1997

Sarah L. Booher, Director


/s/ DAVID A. LISOWSKI                        Date:  April 11, 1997

David A. Lisowski, Director

                                EXHIBIT INDEX


Exhibit
   No.    Description                   Method of Filing

4.5       Securities Purchase Agreement
          between the Registrant and
          certain purchasers dated
          March 4, 1997                 Filed herewith electronically

4.6       Form of Convertible Subordinated
          Debenture issued to the Purchasers
          under the Securities Purchase
          Agreement dated
          March 4, 1997                 Filed herewith electronically

4.7       Form of Warrant to Purchase Common
          Stock issued to the Purchasers under
          the Securities Purchase Agreement
          dated March 4, 1997           Filed herewith electronically

4.8       Form of Warrant to Purchase Common
          Stock issued to Neidiger/Tucker/Bruner,
          Inc. pursuant to the Securities
          Purchase Agreement dated
          March 4, 1997                 Filed herewith electronically

5         Opinion of Gorsuch Kirgis L.L.C.
                                        Filed herewith electronically

23.1      Consent of Haugen, Springer & Co.
                                        Filed herewith electronically

23.2      Consent of Gorsuch Kirgis L.L.C.
          contained in its opinion
          filed as Exhibit 5